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                                   EXHIBIT 11
                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
                THREE AND SIX MONTHS ENDED JUNE 30, 1999 AND 1998

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                                                    Three Months Ended                  Six Months Ended
                                                          June 30,                           June 30,
                                                 ---------------------------     ----------------------------
                                                    1999            1998             1999             1998
                                                 ------------   ------------     -----------     ------------
BASIC
    Weighted average shares outstanding            16,155,000     12,626,000      14,794,000       11,478,000
                                                 ============   ============     ===========     ============


    Net loss                                     $ (3,450,662)    (1,750,873)    $(6,771,026)     (3,714,380)
      Conversion discount on preferred stock               --       (833,500)             --        (858,872)
      Preferred stock accretion and
        dividend requirements                              --     (1,653,832)             --      (2,751,953)
                                                 ============   ============     ===========     ===========

    Loss attributable to common shareholders     $ (3,450,662)    (4,238,205)    $(6,771,026)     (7,325,205)
                                                 ============   ============     ===========     ===========

    Basic loss per share                         $      (0.21)         (0.34)          (0.46)          (0.64)
                                                 ============   ============     ===========     ===========

 DILUTED
    Weighted average shares outstanding            16,155,000     12,626,000      14,794,000      11,478,000
                                                 ============   ============     ===========     ===========


    Net loss                                     $ (3,450,662)    (1,750,873)    $(6,771,026)     (3,714,380)
      Conversion discount on preferred stock               --       (833,500)             --        (858,872)
      Preferred stock accretion and
        dividend requirements                              --      1,653,832)             --      (2,751,953)
                                                 ============   ============     ===========     ===========

    Loss attributable to common shareholders     $ (3,450,662)    (4,238,205)    $(6,771,026)     (7,325,205)
                                                 ============   ============     ===========     ===========

    Diluted loss per share                       $      (0.21)         (0.34)          (0.46)          (0.64)
                                                 ============   ============     ===========     ===========


     Loss attributable to common shareholders,
       above                                      $(3,450,662)    (4,238,205)     (6,771,026)     (7,325,205)
                                                 ============   ============     ===========     ===========

     Additional adjustment to weighted average
       number of shares:
     Weighted average number of shares as
       adjusted per above                          16,155,000     12,626,000      14,794,000      11,478,000


     Dilutive effect of contingently issuable
       shares, stock options, warrants and
       convertible preferred stock                  6,066,000      1,345,000       5,485,000         739,000
                                                 ------------   ------------     -----------     -----------

     Weighted average number of shares,            22,221,000     13,971,000      20,279,000      12,217,000
       as adjusted
                                                 ============   ============     ===========     ===========
     Diluted loss per share, adjusted  (A)       $     (0.16)          (0.30)          (0.33)          (0.60)
                                                 ============   ============     ===========     ===========




 (A) - This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.

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